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                                                                   EXHIBIT 99.02

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES

                             ACQUISITION INFORMATION
  (SALES REVENUE AND VOLUME GROWTH COMPARISON -- WITH AND WITHOUT ACQUISITIONS)

                                                                           FIRST QUARTER, 2001
                                                               -------------------------------------------
                                                                         % GROWTH SALES REVENUE
                                                               -------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS                ACQUISITIONS(1)
                                                               ------------                ---------------
Total sales revenue                                                 10%                           1%

Segment sales revenue
      Chemicals                                                     15                           (7)
      Polymers                                                       7                            7

Regional sales revenue
      United States and Canada                                       6                           (4)
      Europe, Middle East, and Africa                               34                           18
      Asia Pacific                                                 (14)                         (14)
      Latin America                                                 18                           18



                                                                           FIRST QUARTER, 2001
                                                               -------------------------------------------
                                                                          % GROWTH SALES VOLUME
                                                               -------------------------------------------
                                                                   WITH                        WITHOUT
                                                               ACQUISITIONS                ACQUISITIONS(1)
                                                               ------------                ---------------

Total sales volume                                                  4%                           (5)%

Segment sales volume
      Chemicals                                                     4                           (13)
      Polymers                                                      4                             4

Regional sales volume
      United States and Canada                                     (1)                           (9)
      Europe, Middle East, and Africa                              31                            10
      Asia Pacific                                                (14)                          (14)
      Latin America                                                 9                             9

(1)      Excludes Sokolov and McWhorter acquisitions.


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